Exhibit 10.1

GUARDANT HEALTH, INC.

2018 INCENTIVE AWARD PLAN

GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

Guardant Health, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Performance-Based Restricted Stock Units (the “PSUs”) described in this Global Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the 2018 Incentive Award Plan (as amended from time to time, the “Plan”), the Global Performance-Based Restricted Stock Unit Agreement attached as Exhibit A and the Vesting Schedule attached as Exhibit B (Exhibits A and B, collectively, the “Agreement”), all of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[Helmy Eltoukhy / AmirAli Talasaz]

Grant Date:	[______]

Target Number of 3-Year PSUs:	116,353

Target Number of 5-Year PSUs:	349,060

Total Target Number of PSUs:	465,413

Vesting Schedule:	Exhibit B

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Subject to the terms of this Grant Notice and the Agreement, Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

GUARDANT HEALTH, INC.		PARTICIPANT

By:
Name:	Terilyn Juarez Monroe	Name:	[Helmy Eltoukhy / AmirAli Talasaz]
Title:	Chief People Officer	Title:	Co-Chief Executive Officer

EXHIBIT A

TO GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Global Performance-Based Restricted Stock Unit Agreement, including Exhibit B (together, this “Agreement”), have the meanings specified in the Grant Notice or the exhibits to the Grant Notice or, if not defined in the Grant Notice and its exhibits, in the Plan.

ARTICLE I.

GENERAL

1.1 Award of PSUs and Dividend Equivalents.

(a) The Company has granted the PSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.

(b) The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the PSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

1.2 Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 General Vesting; Release; Interaction with Executive Severance Plan.

(a) The PSUs will vest based on the achievement of the Performance Goals as defined in and as set forth in Exhibit B, subject to the terms and conditions set forth on Exhibit B. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the PSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

(b) The treatment of the PSUs set forth on Exhibit B with respect to a Qualifying Termination, death or Disability (each, as defined on Exhibit B) is subject to and conditioned upon Participant’s (or Participant’s estate’s) execution, delivery and non-revocation of a general release of claims in accordance with the Company’s Executive Severance Plan (the “Severance Plan”).

(c) Notwithstanding anything to the contrary contained herein, unless as otherwise set forth on Exhibit B, the PSUs granted hereunder shall not be subject to the treatment set forth in the Severance Plan upon a Qualifying Termination or a CIC Termination.

2.2 Forfeiture. Notwithstanding anything to the contrary contained herein, except to the extent otherwise approved by the Administrator or in a binding written agreement between Participant and the Company, the PSUs will be subject to automatic termination and forfeiture (i) to the extent the Performance Goals have not been timely achieved in accordance with Exhibit B (except as otherwise provided in Exhibit B with respect to a Change in Control that occurs prior to May 31, 2027) and (ii) upon Participant’s Termination of Service other than a Qualifying Termination, CIC Termination, death or Disability (each, as defined in Exhibit B). In addition, except as set forth in Exhibit B, any PSUs that do not become vested in connection with a Qualifying Termination, CIC Termination, death or Disability will be subject to automatic termination and forfeiture upon such Termination of Service. For the avoidance of doubt, unless as otherwise set forth in Exhibit B, employment or other service during only a portion of the vesting period, but where a Termination of Service has occurred prior to the applicable vesting date (as set forth in Exhibit B), shall not entitle Participant to vest in a pro-rata portion of the PSUs and Dividend Equivalents.

2.3 Settlement.

(a) Vested PSUs and vested Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares as soon as administratively practicable after the PSU’s vesting date, but in no event more than 30 days after the vesting date. The exact payment date of PSUs and Dividend Equivalents shall be determined by the Company in its sole discretion and Participant shall not have a right to designate the time of payment.

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(c) The number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of PSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Responsibility for Taxes.

(a) Unless the Administrator otherwise determines, payment of the withholding tax obligations with respect to the Award shall be by delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator. The applicable tax withholding obligation will be determined based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that (x) in no event shall Participant’s applicable withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (y) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the PSUs under generally accepted accounting principles.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and the Affiliates do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1 Nature of Grant. By accepting the PSUs, Participant acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, and it is wholly discretionary in nature;

(b) the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of performance-based restricted stock units, or benefits in lieu of performance-based restricted stock units, even if performance-based restricted stock units have been granted in the past;

(c) all decisions with respect to future PSU or other grants, if any, will be at the sole discretion of the Company;

(d) Participant is voluntarily participating in the Plan;

(e) the PSUs, the Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) the PSUs, Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g) the future value of the Shares underlying the PSUs and the Dividend Equivalents is unknown, indeterminable, and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs and the Dividend Equivalents resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);

(i) unless otherwise agreed with the Company, the PSUs, the Dividend Equivalents and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the PSUs, the Dividend Equivalents and the benefits evidenced by this Agreement do not create any entitlement to have the PSUs, the Dividend Equivalents or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the PSUs, the Dividend Equivalents or of any amounts due to Participant pursuant to the vesting of the PSUs or of the Dividend Equivalents or the subsequent sale of any Shares acquired upon settlement of the PSUs and the Dividend Equivalents.

4.2 Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the PSUs or Dividend Equivalents (or any portion thereof, respectively) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the PSUs or Dividend Equivalents, as applicable, to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to Participant under this Agreement during the six (6)-month period following Participant’s “separation from service” within the meaning of Section 409A (a “Separation from Service”) to the extent that the Administrator determines that Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to Participant in a lump-sum all amounts that would have otherwise been payable to Participant during such six (6)-month period under this Agreement.

4.3 Clawback. Notwithstanding Section 10(m) of the Plan, the Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company to the limited extent required in order to comply with Applicable Law, including the Company’s Policy for Recovery of Erroneously Awarded Compensation. The Company and Participant acknowledge that neither this Section 4.3 nor Section 10(m) of the Plan is intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002. For the avoidance of doubt, this Award shall not be subject to any clawback policy (or portion thereof) adopted after the Grant Date to the extent that it exceeds the minimum requirements of any Applicable Law with which the Company is required to comply.

4.4 Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan. Notwithstanding any contrary provision of the Grant Notice, the Plan or the Agreement, the Administrator’s actions in making such adjustments, including (without limitation) under Sections 3(a) and 8(a) – (c) or 8(g) of the Plan and Section 4.1 of the Agreement with respect to this Award at all times shall be intended to preserve the material economic and other material rights and interests of Participant under this Award.

4.5 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or comparable non-U.S. postal service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.7 Governing Law and Venue. The Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

4.8 Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to any successor or, in connection with any transaction or event described in Section 8(b) of the Plan, a Parent that is the issuer of the shares underlying the PSUs, and this Agreement will inure to the benefit of such Parent or successor. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.11 Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs without the prior written consent of Participant.

4.12 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.13 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and the Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

4.14 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or other service of the Company or any other Affiliate or interferes with or restricts in any way the rights of the Company and any other Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or another Affiliate and Participant.

4.15 Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.16 Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the PSUs) or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

4.17 Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on this matter.

4.18 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

EXHIBIT B

TO GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

EARNED PSUS; VESTING SCHEDULE

The number of PSUs that become earned as of the completion of the applicable Performance Period or such earlier date as provided in this Exhibit B (such PSUs, the “Earned PSUs”) shall be determined as set forth in this Exhibit B. Capitalized terms used in this Exhibit B and not defined below shall have the meanings given them in the Agreement to which this Exhibit B is attached.

Earned PSUs

3-Year PSUs.

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The 3-Year PSUs shall be eligible to be earned based on the Company’s Relative TSR for the 3-Year Performance Period. The number of 3-Year PSUs that are earned (the “Earned 3-Year PSUs”) shall be determined by multiplying the Target Number of 3-Year PSUs set forth in the Grant Notice by the applicable Earned Relative TSR Percentage for the 3-Year Performance Period, as determined in accordance with the table set forth below under “Relative TSR Performance,” subject to an absolute TSR cap. With regard to the absolute TSR cap, if the Company’s TSR for the 3-Year Performance Period is less than 0%, then the maximum number of 3-Year PSUs that may become Earned 3-Year PSUs shall be 100% of the Target Number of 3-Year PSUs set forth in the Grant Notice.

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If the Company’s Relative TSR for the 3-Year Performance Period is less than the 55th percentile, then a number of 3-Year PSUs (each, a “Carry-Forward PSU”) equal to the difference between the Target Number of 3-Year PSUs and the Earned 3-Year PSUs shall remain outstanding and eligible to vest if the Company’s Relative TSR for the 5-Year Performance Period is greater than or equal to the 75th percentile.

5-Year PSUs.

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The 5-Year PSUs shall be eligible to be earned based on the Company’s Relative TSR for the 5-Year Performance Period. The number of 5-Year PSUs that are earned (the “Earned 5-Year PSUs”) shall be determined by multiplying the Target Number of 5-Year PSUs set forth in the Grant Notice by the applicable Earned Relative TSR Percentage for the 5-Year Performance Period, as determined in accordance with the table set forth below under “Relative TSR Performance,” subject to an absolute TSR cap. With regard to the absolute TSR cap, if the Company’s TSR for the 5-Year Performance Period is less than 0%, then the maximum number of 5-Year PSUs that may become Earned 5-Year PSUs shall be 100% of the Target Number of 5-Year PSUs set forth in the Grant Notice.

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In addition, if Carry-Forward PSUs remain outstanding at the end of the 5-Year Performance Period and the Company’s Relative TSR for the 5-Year Performance Period is greater than or equal to the 75th percentile, then a number of Carry-Forward PSUs shall be earned (the “Earned Carry-Forward PSUs”) based on the Company’s Relative TSR during the 5-Year Performance Period. The number of Earned Carry-Forward PSUs shall be determined by multiplying the number of Carry-Forward PSUs by the applicable Earned Relative TSR Percentage for the 5-Year Performance Period, as determined in accordance with the table set forth below under “Relative TSR Performance,” subject to an absolute TSR cap. With respect to the absolute TSR cap, if the Company’s TSR for the 5-Year Performance Period is less than 0%, then the maximum number of Carry-Forward PSUs that may become Earned Carry-Forward PSUs shall be 100% of the Carry-Forward PSUs.

Relative TSR Performance

	Relative TSR (Percentile)	Earned Relative TSR Percentage
“Below Threshold”	< 40th	0%
“Threshold Level”	40th	50%
“Target Level”	55th	100%
“Above Target Level”	75th	150%
“Maximum Level”	≥ 90th	250%

In the event that the Company’s Relative TSR with respect to a Performance Period falls between two achievement levels (other than between “Below Threshold” and “Threshold Level”), the applicable percentage shall be determined using straight-line linear interpolation between the applicable levels. In no event may more than 250% of the Total Target Number of PSUs set forth in the Grant Notice vest pursuant to this Award.

General Vesting of Earned PSUs

Except as otherwise provided in this Exhibit B, the Earned 3-Year PSUs and Earned 5-Year PSUs (including any Earned Carry-Forward PSUs), if any, will vest on the 3-Year Certification Date and 5-Year Certification Date, respectively, subject to Participant’s continued service through such date (such vested Earned 3-Year PSUs, the “Vested 3-Year PSUs,” such vested Earned 5-Year PSUs (including any Earned Carry-Forward PSUs), the “Vested 5-Year PSUs” and together the “Vested PSUs”).

Except as otherwise provided in this Exhibit B, any 3-Year PSUs that do not become Vested 3-Year PSUs (other than any Carry-Forward PSUs) shall be forfeited for no consideration as of the 3-Year Certification Date. Any 5-Year PSUs and Carry-Forward PSUs that do not become Vested 5-Year PSUs shall be forfeited for no consideration as of the 5-Year Certification Date.

Change in Control

Earned PSUs in CIC. Notwithstanding anything contained herein to the contrary, if a Change in Control occurs during the applicable Performance Period and Participant remains in continuous service with the Company until immediately prior to such Change in Control, then a number of PSUs will become Earned PSUs as of immediately prior to such Change in Control (without any certification by the Administrator) in an amount equal to the greater of (x) the Target Number of 3-Year PSUs and/or 5-Year PSUs, as applicable, set forth in the Grant Notice and (y) the number of PSUs that are earned based on the Company’s Relative TSR and the Company’s TSR, in each case, during the portion of the applicable Performance Period occurring prior to and including the date of the Change in Control (determined in accordance with this Exhibit B under “Earned PSUs”); provided, however, that, if a Change in Control occurs prior to May 31, 2027, then the number of Earned PSUs, as determined in accordance with the foregoing, will be pro-rated based on a fraction, the numerator of which is the number of days elapsed in the applicable Performance Period through the date of such Change in Control and the denominator of which is the total number of days in the applicable Performance Period (the “CIC Proration”). Any PSUs that do not become Earned PSUs in accordance with the preceding sentence solely due to the application of the CIC Proration shall remain outstanding and eligible to vest upon a CIC Termination (as described under “Qualifying Termination—Change in Control” below). If a CIC Termination does not occur on or prior to the one-year anniversary of such Change in Control, then such unvested PSUs shall automatically be cancelled and forfeited as of such 12-month anniversary without payment of any consideration therefor, and Participant shall have no further right to or interest in such PSUs.

If a Change in Control occurs after a Performance Period has ended but prior to the applicable Certification Date, the number of PSUs that become Earned PSUs shall be based on the Company’s Relative TSR and TSR achieved with respect to such Performance Period, as determined in this Exhibit B under “Earned PSUs.”

Assumption. If the Award is Assumed, then any Earned PSUs outstanding as of the date of the Change in Control (after giving effect to the first paragraph of this section) shall vest on May 31, 2029, with respect to any Earned PSUs that are Earned 3-Year PSUs, and May 31, 2031, with respect to any Earned PSUs that are Earned 5-Year PSUs and Earned Carry-Forward PSUs, in each case, subject to Participant’s continued service through such date and further subject to the occurrence of any Qualifying Termination or CIC Termination (each, as defined in the Severance Plan), in which case, the PSUs shall vest as determined in this Exhibit B under “Qualifying Termination.”

Non-Assumption. If the Award is not Assumed, then any Earned PSUs shall vest as of immediately prior to the Change in Control.

Qualifying Termination

Non-Change in Control.

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In the event that Participant experiences a Qualifying Termination (other than a CIC Termination) prior to the end of the applicable Performance Period, a number of Prorated 3-Year PSUs, Prorated 5-Year PSUs and/or Prorated Carry-Forward PSUs (if applicable) shall vest immediately as of the date of the Termination of Service based on the Company’s Relative TSR and the Company’s TSR, in each case, achieved during the portion of the applicable Performance Period occurring prior to and including the date of the Termination of Service (determined in accordance with this Exhibit B under “Earned PSUs”).

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If Participant experiences a Qualifying Termination (other than a CIC Termination) after a Performance Period has ended but prior to the applicable Certification Date, the number of PSUs that vest pursuant to this paragraph shall be based on the Company’s Relative TSR and TSR achieved with respect to such Performance Period, as determined in this Exhibit B under “Earned PSUs.”

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Notwithstanding the foregoing, with respect to a Qualifying Termination that occurs within three months prior to the date of a Change in Control, the remaining unvested PSUs shall remain outstanding and eligible to vest, if a Change in Control occurs during such three-month period, as set forth below under “Change in Control.” If a Change in Control does not occur within the three-month period after a Qualifying Termination, then the remaining unvested PSUs will be forfeited on the three-month anniversary of the termination date.

Change in Control.

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If Participant experiences a CIC Termination, then, upon the later of the effectiveness of a release and as of immediately prior to the consummation of a Change in Control, any Earned PSUs that remain unvested shall vest; provided, however, that, for this purpose, the number of Earned PSUs will be determined without application of the CIC Proration (for a Change in Control prior to May 31, 2027). Notwithstanding the generality of the foregoing, if the treatment of PSUs upon a CIC Termination under the Severance Plan as in effect at the time of a CIC Termination is more favorable than the treatment set forth in this paragraph, then the terms of the Severance Plan will supersede the less favorable provisions included herein.

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If Participant experiences a Qualifying Termination (other than a CIC Termination) after the date of a Change in Control in which the Award is Assumed, then any Earned PSUs outstanding as of the date of the Termination of Service shall vest.

Death / Disability.

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If Participant experiences a Termination of Service by reason of death or Disability prior to the end of the applicable Performance Period, the Target Number of 3-Year PSUs and/or 5-Year PSUs set forth in the Grant Notice, as applicable, shall vest immediately as of the date of the Termination of Service.

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If Participant experiences a Termination of Service by reason of death or Disability after a Performance Period has ended but prior to the applicable Certification Date, the number of PSUs that vest pursuant to this paragraph shall be based on the Company’s Relative TSR and TSR achieved with respect to such Performance Period, as determined in this Exhibit B under “Earned PSUs.”

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If Participant experiences a Termination of Service by reason of death or Disability after the date of a Change in Control in which the Award is Assumed, then any Earned PSUs outstanding as of the date of the Termination of Service shall vest in full on the date of the Termination of Service.

Other Terminations. If Participant experiences a Termination of Service for any reason other than a Qualifying Termination, CIC Termination, death or Disability, all PSUs that have not become vested on or prior to the date of such Termination of Service (including any Earned PSUs) automatically will be forfeited and terminated as of the termination date without consideration therefor.

Post-Vesting Transfer Restrictions

Participant shall not, without the written approval of the Administrator, sell, lend, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (collectively, “Transfer”), any shares of Common Stock issued to Participant with respect to the Vested PSUs during (i) the period beginning on June 1, 2029 and ending May 31, 2030, with respect to any Vested 3-Year PSUs, and (ii) the period beginning on June 1, 2031 and ending November 30, 2031, with respect to 50% of the Net 5-Year Vested PSUs (together, the “Post-Vesting Transfer Restrictions”); provided, however, that the Post-Vesting Transfer Restrictions shall not apply to (a) any Transfer in satisfaction of any withholding obligations with respect to the Vested PSUs, (b) any Transfer by will or pursuant to the laws of descent and distribution or (c) any Transfer upon the occurrence of, and in connection with, a Change in Control (or such earlier time as is necessary in order for Participant to participate in such Change in Control transaction with respect to the shares of Common Stock underlying the Vested PSUs and receive the consideration payable with respect thereto in connection with such Change in Control). If any shares of Common Stock issued to Participant pursuant to the Vested PSUs are transferred to an estate planning vehicle or entity or any other entity or vehicle that is an affiliate of Participant prior to the end date of the applicable Post-Vesting Transfer Restrictions, then such shares shall continue to be subject to all of the terms and conditions set forth in this paragraph. Notwithstanding the foregoing, the Post-Vesting Transfer Restrictions shall be waived upon a Change in Control or a Termination of Service for any reason.

Definitions

For purposes of this Agreement, the following terms shall have the meanings given below:

“3-Year Certification Date” means the date on which the Administrator certifies the Company’s performance for the 3-Year Performance Period. The 3-Year Certification Date will occur as soon as administratively practicable after May 31, 2029.

“3-Year Performance Period” means the period beginning on (and including) June 1, 2026 and ending on the earlier of (and including) May 31, 2029 and the date of the consummation of a Change in Control.

“3-Year PSUs” means the PSUs eligible to be earned during the 3-Year Performance Period.

“5-Year Certification Date” means the date on which the Administrator certifies the Company’s performance for the 5-Year Performance Period. The 5-Year Certification Date will occur as soon as administratively practicable after May 31, 2031.

“5-Year Performance Period” means the period beginning on (and including) June 1, 2026 and ending on the earlier of (and including) May 31, 2031 and the date of the consummation of a Change in Control.

“5-Year PSUs” means the PSUs eligible to be earned during the 5-Year Performance Period.

“Aggregate Dividend” means, with respect to the Company and any Peer Group Company, the aggregate per share dividends with respect to such entity that have an ex-dividend date during the Performance Period.

“Beginning Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the first day of the Performance Period.

“Cause” means the occurrence of any one or more of the following events unless, to the extent capable of correction, Participant fully corrects the circumstances constituting Cause within 30 days after receipt of written notice thereof:

(i) Participant’s willful failure to substantially perform his lawful and reasonable duties with the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after his or her issuance of a notice of termination for Good Reason), after a written demand for performance is delivered to Participant by the Board, which demand specifically identifies the manner in which the Board believes that Participant has not performed his duties, but in all cases excluding conduct or activities undertaken in good faith by Participant in the ordinary course of Participant performing his duties;

(ii) Participant’s commission of an act of fraud or material dishonesty, in either case, that could result in material reputational, material economic or material financial injury to the Company;

(iii) Participant’s material misappropriation or material embezzlement of the property of the Company or any of its affiliates;

(iv) Participant’s commission of, including any entry by Participant of a guilty or no contest plea to, a felony (other than a traffic violation) or other crime involving moral turpitude;

(v) Participant’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by Participant of his fiduciary duty to the Company, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company; or

(vi) Participant’s material breach of Participant’s obligations under a material written agreement between the Company and Participant (including this Agreement) or of the Company’s Business Code of Conduct and Ethics or any other material written Company policy (but in all cases, only if such code or policy was provided to Participant (which includes making such code or policy available on the Company’s website or intranet site following electronic notice to Participant that includes a link to such code or policy) a reasonable period in advance of the act constituting the alleged material breach).

“Certification Date” means the 3-Year Certification Date or the 5-Year Certification Date, as applicable.

“Disability” means a permanent and total disability under Code Section 22(e)(3).

“Ending Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the last day of the Performance Period or the date on which Participant experiences a Qualifying Termination that is not a CIC Termination (as applicable).

“Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i) a material diminution in Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, including (without limitation) Participant’s ceasing to be Co-Chief Executive Officer, or the sole Chief Executive Officer, of a public company following the occurrence of a Change in Control, but excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Participant;

(ii) a change in the geographic location at which Participant performs his principal duties for the Company to a new location that is more than 30 miles from the location at which Participant performs his principal duties for the Company as of the Grant Date; or

(iii) the Company’s material breach of a material written agreement between the Company and Participant (including this Agreement).

Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (1) Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 90 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

“Net 5-Year Vested PSUs” means the total number of Vested 5-Year PSUs, less the number of PSUs covering Shares sold in satisfaction of the applicable tax withholding obligations with respect to such Vested 5-Year PSUs.

“Peer Group Companies” means those companies that comprise the S&P 500 as of June 1, 2026 (the “Peer Group”); provided, however, that if a Peer Group Company is acquired, is not the surviving entity following the consummation of a merger, or otherwise ceases to have a class of equity securities that is both registered under the Exchange Act and actively traded on a U.S. public securities market at any point during the Performance Period, such Peer Group Company will be removed from the Peer Group. Notwithstanding the foregoing, any Peer Group Companies that experience bankruptcy or become insolvent during the Performance Period will remain a part of the Peer Group and be counted as –100% for purposes of the Relative TSR determination.

“Performance Goals” means the Company Relative TSR and Company TSR goals described herein.

“Performance Period” means the 3-Year Performance Period or the 5-Year Performance Period, as applicable.

“Prorated 3-Year PSUs” means the number of PSUs equal to the product of (i) the Target Number of 3-Year PSUs set forth in the Grant Notice, multiplied by (ii) (x) the number of days that have elapsed between the first day of the 3-Year Performance Period and the date of termination, divided by (y) the number of days in the 3-Year Performance Period (without regard to a Change in Control that occurs after the Qualifying Termination date) (rounded to the nearest whole PSU).

“Prorated 5-Year PSUs” means the number of PSUs equal to the product of (i) the Target Number of 5-Year PSUs set forth in the Grant Notice, multiplied by (ii) (x) the number of days that have elapsed between the first day of the 5-Year Performance Period and the date of termination, divided by (y) the number of days in the 5-Year Performance Period (without regard to a Change in Control that occurs after the Qualifying Termination date) (rounded to the nearest whole PSU).

“Prorated Carry-Forward PSUs” means the number of Carry-Forward PSUs equal to the product of (i) the number of Carry-Forward PSUs, if any, multiplied by (ii) (x) the number of days that have elapsed between the first day of the 5-Year Performance Period and the date of termination, divided by (y) the number of days in the 5-Year Performance Period (without regard to a Change in Control that occurs after the Qualifying Termination date) (rounded to the nearest whole PSU).

“Qualifying Termination” shall mean Participant’s Termination of Service by reason of a termination of employment by the Company without Cause, or by Participant for Good Reason.

“Relative TSR” means, with respect to the Performance Period, the Company’s TSR, expressed as a percentile ranking relative to the TSRs of each of the Peer Group Companies.

“Share Value,” as of any given date, means the trailing average market closing price of the 60 calendar-days leading up to and including such date; provided, however, that if the Performance Period ends upon the consummation of a Change in Control, Share Value with respect to the Company shall mean the fair market value of the per Share consideration received by the Company’s stockholders in such Change in Control (valued as of the date of the Change in Control). Notwithstanding the foregoing, in the event that consideration is not received by the Company’s stockholders in a Change in Control (for example, pursuant to the Company’s sale of new shares of its capital stock under Section 11(h)(iii) of the Plan), the Share Value shall be the per Share consideration paid by the person or persons acting as the acquirer(s) in such Change in Control (valued as of the date of the Change in Control).

“TSR” means, with respect to the Company and any Peer Group Company, the quotient (expressed as a percentage carried to two decimal places) obtained by dividing (i) the sum of (A) the difference obtained by subtracting the Beginning Price from the Ending Price plus (B) the Aggregate Dividend (assuming reinvestment in the applicable company common stock of all dividends comprising the Aggregate Dividend as of the ex-dividend date) by (ii) the Beginning Price.